Home BancShares Announces Acquisition of Mountain Commerce Bancorp, Inc. Exhibit 99.2

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements which include, but are not limited to, statements, estimates and projections about the benefits of the business combination transaction involving Home BancShares, Inc. (“HOMB”) and Mountain Commerce Bancorp, Inc. (“MCBI”), including the combined company’s future financial condition, operating results, plans, expectations, goals and outlook for the future. Statements, estimates and projections in this presentation that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this presentation. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to: (i) the possibility that the acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) the possibility that the transaction may bemore expensive to complete than anticipated, including as a result of unexpected factors or events; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which HOMB and MCBI operate; (iv) the ability to promptly and effectively integrate the businesses of HOMB and MCBI; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) the ability to identify, complete and successfully integrate additional future acquisitions; (vii) the risk that expected cost savings and other benefits from future acquisitions may not be fully realized or may take longer to realize than expected; and (viii) diversion of management time on acquisition-related issues. Additional information on factors that might affect HOMB’s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. HOMB assumes no obligation to update the information in this presentation, except as otherwise required by law. 2

ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed business combination transaction involving HOMB and MCBI. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed acquisition, HOMB intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of HOMB common stock to be issued to shareholders of MCBI in connection with the transaction. The Registration Statement will include a Proxy Statement of MCBI and a Prospectus of HOMB, as well as other relevant materials regarding the proposed merger transaction involving HOMB and MCBI. INVESTORS AND SECURITY HOLDERS OF MCBI ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by HOMB at HOMB’s website at http://www.homebancshares.com, Investor Relations, or by contactingDonnaTownsell, by telephone at (501) 328-4625. HOMB and MCBI and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MCBI in connection with the merger transaction. Information about the directors and executive officers of HOMB and their ownership of HOMB common stock is set forth in the proxy statement for HOMB’s 2025 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 7, 2025. Information about the directors and executive officers of MCBI and their ownership of MCBI common stock will be set forth in the Proxy Statement/Prospectus to be included in the Registration Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the merger transaction. Free copies of this document may be obtained as described in the preceding paragraphwhen it becomes available. 3

Mountain Commerce team will operate as our base platform for future expansion Triple Accretive: Accretive to EPS, BVPS and TBVPS ACQUISITION OF MOUNTAIN COMMERCE BANCORP 4 Meaningful entrance into high-growth Knoxville, Nashville and Johnson City MSAs Mountain Commerce has a history of strong performance and is poised for additional margin and ROAA expansion Financially compelling and low-risk transaction. Conservative Assumptions: credit mark, one-time costs, expense savings and no revenue synergies

OVERVIEW OF MOUNTAIN COMMERCE BANCORP

FINANCIAL HIGHLIGHTS

$1.8B Assets	**$1.5B** Gross Loans	**$1.6B** Deposits
43 bps YoY NIM Expansion	**1.02%** Avg. ROAA '21 – '24	**12.3%** Avg. ROATCE '21 – '24
55.2% Efficiency Ratio	**0.00%** NCOs / Avg. Loans	**16%** NIB Deposits

LOAN AND DEPOSIT COMPOSITION



1-4 Family 29.0%
Other 0.7%
Consumer 5.1%
C&I 7.2%
C&D 3.8%
NOO-CRE 27.2%
OO-CRE 17.9%
Multifamily 8.9%
$1.5B Total

MRQ Yield on Loans: 5.94%



Noninterest-Bearing 16.8%
Retail Time 4.6%
Jumbo Time 35.2%
Interest-Bearing 43.4%
$1.6B Total

MRQ Cost of Deposits: 3.10%

PRO FORMA FOOTPRINT



Amarillo
OK
Dallas
TX
Austin
AR
Little Rock
LA
MS
AL
Nashville
TN
Knoxville
NC
SC
GA
Pensacola
FL
Tampa
Naples
Miami
NY
HOMB
MCBI

FRANCHISE HIGHLIGHTS

> Strategically located in three high growth metro areas in Tennessee that are ranked amongst the top real estate markets in the U.S.

> Commercially-focused community bank operating a profitable branch-light strategy largely in top-tier, high-growth attractive markets

> Scalable growth strategy that centers around hiring the right people in the right markets

> Highly seasoned team of local bankers

Note: Financial data as of September 30, 2025; Represents Call Report loan and deposit composition; Jumbo time deposits defined as time deposits of $100,000 or more
Source: S&P Global Market Intelligence

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ATTRACTIVE TENNESSEE MARKETS

CENTRAL PROXIMITY TO KEY SOUTHEAST MARKETS



Tennessee
Nashville
Knoxville
Johnson City
Memphis
Chattanooga
40
24
40
75







2026 – 2031 Projected Population Change



5.7%
4.8%
3.3%
4.5%
2.6% National Average
Nashville MSA
Knoxville MSA
Johnson City MSA
MCBI

RECENT ACCOLADES AND NOTABLE FACTS

> Tennessee ranked #2 nationally for "Long-Term Fiscal Stability" (U.S. News)

> Nashville ranked the #1 "Hottest Job Market in the Country for 2022" (Wall Street Journal, 2023)

> Nashville, Knoxville and Johnson City, TN ranked in the top 15 cities with highest levels of move-ins (PODS, 2024)

> Home to several prominent tourist locations

- Great Smoky Mountains National Park – #1 most visited National Park in the country
- Dollywood Theme Park – 3 million annual visitors; #1 theme park in the U.S. (Tripadvisor, 2025)

TOP EMPLOYERS

HCA Healthcare

The University of Tennessee Knoxville

Clayton homes

Nissan

Dollywood

Oak Ridge National Laboratory

Covenant Health

Flying J

Pilot Travel Centers

East Tennessee State University

Source: S&P Global Market Intelligence, U.S. News, Wall Street Journal, PODS, National Geographic, smokymountains.com, Tripadvisor

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PROPOSED TERMS OF THE TRANSACTION

TRANSACTION STRUCTURE	> Home BancShares, Inc. (NYSE: HOMB) will be the surviving entity > 0.850x HOMB shares for each share of Mountain Commerce Bancorp, Inc. (OTCQX: MCBI) common stock
TRANSACTION PRICING	> Consideration Mix: 100% stock > Implied Price per Share: $23.51[1] > Aggregate Transaction Value: $150.1 Million[1] > Price / TBV: 105% > Price / 2026E EPS: 8.1x > MCBI Ownership: ~3%
EXECUTION	> Bill Edwards (Chief Executive Officer and founder of MCBI) to serve as President of Tennessee and Kevin Horne (EVP of MCBI and President of Mountain Commerce Bank) to serve as Regional President over current MCBI markets > Employment agreements in place for key personnel > Voting agreements in place with the board and executive officers
KEY TRANSACTION ASSUMPTIONS	> Cost saves equal to 20% of MCBI's noninterest expense; 25% phased-in 2026 and 100% thereafter > One-time Merger and Integration Cost: $14 million pre-tax > Loan Mark: 2.1% credit mark; 3.3% interest rate mark accreted over 5 years using straight line method > AOCI Securities Mark Down: ~$16 million pre-tax accreted over 7 years using straight line method > Core Deposit Intangible: 3.0% of non-time deposits amortized sum-of-the-years digits over 10 years > Anticipated Closing: Early in the first half of 2026

1) Based on a volume-weighted average closing price per share of Home BancShares stock of $27.66 during the 20-trading-day period ending on December 5, 2025

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RARE, DAY 1 TRIPLE ACCRETIVE TRANSACTION 8 Robust Capital Positioning and Operating Profile Accretive to EPS Accretive to BVPS 2026E EPS Accretion1 2027E EPS Accretion BVPS Accretion TBVPS Accretion 1.4% 3.0% 0.7% 0.2% CET1 Ratio at Closing Total Capital Ratio at Closing ROATCE Increase 15.9% 18.5% +35bps Accretive to TBVPS 1) Assumes 25% realization of cost savings in 2026; illustrative for the full realization of cost savings, 2026E EPS accretion would be approximately 2.4%

TOTAL SHAREHOLDER RETURN SINCE HOMB INITIAL PUBLIC OFFERING 9 Closing price as of December 5, 2025. Total return defined as total return of a security over a period, including price appreciation and reinvestment of dividends. Dividends are assumed to be reinvested at the closing price of the security on the ex-date of the dividend. Source: S&P Global Market Intelligence BENEFITS TO MCBI SHAREHOLDERS: > Will receive a significantly higher quarterly dividend > Immediate liquidity in their stock

APPENDIX 10 APPENDIX

PROVEN TRACK RECORD WITH OVER TWO DECADES OF SUCCESSFUL M&A

2003
Community Bank
Cabot, AR

2005
Twin City Bank
North Little Rock, AR

Marine Bank
Marathon, FL

Bank of Mountain View
Mountain View, AR

2008
Centennial Bank
Little Rock, AR

2010
Old Southern Bank
Orlando, FL

Wakulla Bank
Crawfordville, FL

Bayside Savings Bank
Port Saint Joe, FL

Coastal Community Bank
Panama City, FL

Key West Bank
Key West, FL

Gulf State Community Bank
Carrabelle, FL

2012
Vision Bank
Panama City, FL

Heritage Bank of Florida
Lutz, FL

Premier Bank
Tallahassee, FL

2013
Liberty Bancshares, Inc.
Jonesboro, AR

HOMB has leveraged its knowledge from due diligence on over 60 financial institutions to effectively integrate over 25 transactions



None 2004
None 2006 2007
None 2009
None 2011
None 2016
None 2019
None 2021
None 2023 2024
2003
2005
2008
2010
2012
2013
2014
2015
2017
2018
2020
2022
2026

2014
Florida Traditions Bank
Dade City, FL

Broward Financial Holdings, Inc.
Ft. Lauderdale, FL

2015
Doral Bank Florida
Panama City, FL

Centennial CFG
New York, NY

Florida Business BancGroup, Inc.
Tampa, FL

2017
Giant Holdings, Inc.
Ft. Lauderdale, FL

The Bank of Commerce
Sarasota, FL

Stonegate Bank
Pompano Beach, FL

2018
Shore Premier Finance
Chesapeake, VA

2020
LH-Finance
Baltimore, MD

2022
Happy Bancshares, Inc.
Amarillo, TX

2026
*Mountain Commerce Bancorp, Inc.
Knoxville, TN

**Anticipated*

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